Filed Pursuant to Rule 424(b)(3)
File Number 333-126158

PROSPECTUS SUPPLEMENT NO. 3
to Prospectus declared
effective on June 15, 2006
(Registration No. 333-126158)

SPUTNIK, INC.

This Prospectus Supplement No. 3 supplements our Prospectus dated June 15, 2006. You should read this Prospectus Supplement No. 3 together with Prospectus Supplements Nos. 1 and 2 and the Prospectus.

We are offering up to a total of 1,250,000 shares of common stock in a best efforts, no minimum, direct public offering, without any involvement of underwriters or broker-dealers. The net proceeds of the offering will be nothing minimum to $812,500 maximum, after payment of $10,000 of the offering costs at the minimum and maximum offering amounts from the proceeds of this offering.

This Prospectus Supplement includes our Current Report on Form 10-QSB filed by us with the Securities and Exchange Commission on November 8, 2006.

Prior to this offering, there has been no market for our securities. Our common stock is not now listed on any national securities exchange, the NASDAQ stock market, or the OTC Bulletin Board.  There is no guarantee that our securities will ever trade on the OTC Bulletin Board or other exchange.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement is November 8, 2006

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-QSB

☒	QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2006

࿠	TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE EXCHANGE ACT

For the transition period from _____________________ to ______________

Commission file number 333-126158

SPUTNIK, INC.
(Exact name of small business issuer as specified in its charter)

Nevada	52-2348956
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

650 Townsend Street, Suit 320
San Francisco, CA 94103
(Address of principal executive offices)

(415) 355-9500
(Issuer’s telephone number)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
Yes ☒  No ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).
Yes  ☐  No ☒

As of November 8, 2006, there were 13,798,612 shares issued and outstanding of the registrant’s common stock.

Transitional Small Business Disclosure Format:
Yes ☐  No ☒

PART I — FINANCIAL INFORMATION

Item 1.    Financial Statements.

SPUTNIK, INC.
BALANCE SHEETS
September 30, 2006 and December 31, 2005
(unaudited)

	September 30, 2006	December 31, 2005
ASSETS
Current Assets
Cash	$13,399	$26,782
Accounts receivable	2,472	1,821
Inventory	22,413	19,725
Prepaid expenses and other assets	3,067	5,078

Total Current Assets	41,351	53,406

Property and equipment, net of accumulated depreciation of $7,374 and $2,682, respectively	15,434	8,399
Deposit	2,700	2,700

TOTAL ASSETS	$59,485	$64,505

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$36,836	$38,840
Accrued liabilities	86,525	21,766
Total Current Liabilities	123,361	60,606

Stockholders' Equity (Deficit)
Common stock, $.001 par value, 50,000,000 shares authorized, 13,580,919 and
13,513,919 shares issued and outstanding in 2006 and 2005, respectively	13,581	13,514
Paid-in capital	928,424	884,941
Retained deficit	(1,005,881)	(894,556)
Total Stockholders' Equity (Deficit)	(63,876)	3,899

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$59,485	$64,505

SPUTNIK, INC.
STATEMENTS OF OPERATIONS
Three and Nine Months Ended September 30, 2006 and 2005
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005

Revenue	$125,607	$137,487	$393,694	$390,128
Cost of goods sold	40,354	70,780	129,588	189,621
Gross profit	85,253	66,707	264,106	200,507

Expenses
Non cash compensation	-	14,000	-	15,050
General and administrative costs	107,562	35,338	307,260	190,507
Research and development	21,358	21,310	60,895	57,188
Depreciation and amortization	2,987	668	4,692	1,539
Total operating expense	(131,907)	(71,316)	(372,847)	(264,284)
Operating Loss	(46,654)	(4,609)	(108,741)	(63,777)

Interest income/expense	(1,353)	(19)	(2,584)	(2,001)
Other income	-	-	-	61,000

NET LOSS	$(48,007)	$(4,628)	$(111,325)	$(4,778)

Basic and diluted loss per share	($ 0.00)	($ 0.00)	($ 0.01)	($ 0.00)
Weighted average shares outstanding	13,556,158	13,448,919	13,528,153	13,448,919

SPUTNIK, INC.
STATEMENTS OF CASH FLOWS
Nine Months Ended September 30, 2006 and 2005
(unaudited)

	2006	2005
Cash Flows from Operating Activities
Net loss	$(111,325)	$(4,778)
Adjustments to reconcile net loss to cash from operating activities:
Depreciation	4,692	1,539
Stock issued for services	-	15,050
Changes in working capital:
Accounts receivable	(651)	5,035
Inventory	(2,688)	3,541
Prepaid expenses & other current assets	2,011	20
Accounts payable and accrued liabilities	(5,943)	(18,617)
Net cash used in operating activities	(113,904)	1,790

Cash Flows from Investing Activities
Purchase of property and equipment	(11,727)	(7,011)

Cash Flows from Financing Activities
Line of credit	68,698	(70,818)
Proceeds from sale of stock	43,550	81,000
Net cash provided by financing activities	112,248	10,182

Net change in cash	(13,383)	4,691
Cash at beginning of period	26,782	8,571
Cash at end of period	$13,399	$13,532

Supplemental Disclosures of Cash Flow Information
Cash paid during the period for interest	$-	$-
Cash paid during the period for taxes	$-	$-

Supplemental Non-cash Investing and Financing Information
Stock issued for debt	$-	$763,441
Shares returned for settlement	$-	$1,100

SPUTNIK, INC.
Notes to Financial Statements
(unaudited)

NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of Sputnik, Inc. have been prepared in accordance with accounting principles generally accepted in the United Sates of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with Sputnik’s audited 2005 annual financial statements and notes thereto filed with the SEC on form SB-2/A. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the result of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements, which would substantially duplicate the disclosure required in Sputnik’s 2005 annual financial statements have been omitted.

Use of estimates

The preparation of these financial statements is in conformity with accounting principles generally accepted in the United States of America and requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 - BANK REVOLVING LINE OF CREDIT

Sputnik has a revolving line of credit that is secured by the assets of certain stockholders. The line of credit has a maximum borrowing amount of $107,000, and an interest rate of 11%. At September 30, 2006, $68,698 was owed.

Item 2.    Management’s Discussion and Analysis or Plan of Operation.

This 10−QSB contains forward-looking statements. Our actual results could differ materially from those set forth as a result of general economic conditions and changes in the assumptions used in making such forward-looking statements. The following discussion and analysis of our financial condition and results of operations should be read together with the audited consolidated financial statements and accompanying notes and the other financial information appearing else where in this report. The analysis set forth below is provided pursuant to applicable Securities and Exchange Commission regulations and is not intended to serve as a basis for projections of future events. Refer also to "Cautionary Note Regarding Forward Looking Statements" and “Risk Factors” below.

The following discussion of our financial condition and results of operations as of September 30, 2006 should be read in conjunction with our financial statements and the related notes as provided under Item 1. With respect to the discussion within this Item 2, the terms “Sputnik,” “we,” “us,” and “our” refer to Sputnik, Inc.

Overview

Our customers are service providers and businesses that want to offer their own, proprietary wireless internet access services to their customers. These networks are commonly referred to as Wi-Fi networks. However, our customers do not want to give the general public unrestricted access to these networks. Further, they want the ability to be able to generate revenues from the operation of their networks.

Sputnik provides software that gives service providers and businesses the ability to control and limit access to their Wi-Fi networks. It also provides them the ability to generate revenues from the operation of their networks.

Sputnik additionally provides Wi-Fi access point hardware and accessories, such as antennas and power supplies.

Results of Operations for the Three Months Ended September 30, 2006 Compared to the Three Months Ended September 30, 2005

We had revenue of $125,607 for the three months ended September 30, 2006, which was a decrease of $11,880 from our revenue for the three months ended September 30, 2005, which was $137,487. Our revenue decreased as a result of lower sales of hardware, combined with higher sales of software subscriptions which are recognized monthly over the period of the subscriptions. In both quarters our revenue streams included: hardware (Wi-Fi access points, antennas, and accessories), proprietary Sputnik software, software subscriptions (SputnikNet setup, monthly, and annual fees), and services (training, support incidents, and consulting). In the September 30, 2005 quarter, revenues broke down as follows: 74% hardware, 15% software, 10% software subscriptions, and 1% services. In the September 30, 2006 quarter, revenues broke down as follows: 41% hardware, 27% software, 29% software subscriptions, and 3% services. Profit margins on the resale of hardware ranges from 20% for antennas to 40% for Wi-Fi access points.

Our cost of goods sold decreased $30,426, to $40,354, for the three months ended September 30, 2006, as compared to cost of goods sold of $70,780 for the three months ended September 30, 2005.  Our cost of goods sold decreased as a direct result of lower sales of our hardware products.

We had gross profit of $85,253 for the three months ended September 30, 2006, which was an increase of $ $18,546 when compared to our gross profit for the three months ended September 30, 2005, which was $ 66,707. Our increase in gross profit was attributable to higher sales of software and subscriptions, higher margin products. Our gross margin increased from 49% for the three months ended September 30, 2005 to 68% for the three months ended September 30, 2006 primarily because the percentage of our revenue attributable to hardware sales decreased, while the percentage of our revenue attributable to software subscriptions increased.

Our operating expenses increased $60,591, to $131,907 for the three months ended September 30, 2006, as compared to operating expenses of $71,316 for the three months ended September 30, 2005. Our operating expenses for the three months ended September 30, 2005 included $14,000 in non cash compensation, which was not a cost for us in the three months ended September 30, 2006. Our operating expenses for the three months ended September 30, 2006 included $107,562 in general and administrative expenses, a $72,224 increase over general and administrative expenses of $35,338 for the three months ended September 30, 2005; $21,358 in research and development expenses, a $48 increase over research and development expenses of $21,310 for the three months ended September 30, 2005; and depreciation and amortization expense of $2,987 compared to $668 for the three months ended September 30, 2005. We compensated consultants and employees with cash, and did not issue equity for compensation in the three months ended September 30, 2006, which resulted in increases in general and administrative expenses and research and development expenses in the three months ended September 30, 2006 versus the three months ended September 30, 2005. The increase in general and administrative expenses also included increased payroll expenses in connection with converting consultants to employees, and increases in our advertising and public relations expenses. Other income and losses included an increase in net interest expense of $1,334, to $1,353 for the three months ended September 30, 2006, as compared to net interest expense of $19 for the three months ended September 30, 2005.

We had a net loss of $48,007 for the three months ended September 30, 2006, which represented an increase of $43,379 from our net loss for the three months ended September 30, 2005, which was $4,628.

Results of Operations for the Nine Months Ended September 30, 2006 Compared to the Nine Months Ended September 30, 2005

We had revenue of $393,694 for the nine months ended September 30, 2006, which was an increase of $3,566 from our revenue for the nine months ended September 30, 2005, which was $390,128. Our revenue increased as a result of higher sales of subscriptions and software, which more than offset decreased hardware sales. In both periods our revenue streams included: hardware (Wi-Fi access points, antennas, and accessories), proprietary Sputnik software, software subscriptions (SputnikNet setup, monthly, and annual fees), and services (training, support incidents, and consulting). In the nine months ended September 30, 2005 revenues broke down as follows: 70% hardware, 21% software, 7% software subscriptions, and 1% services. In the nine months ended September 30, 2006 revenues broke down as follows: 47% hardware, 28% software, 23% software subscriptions, and 1% services. Profit margins on the resale of hardware ranges from 20% for antennas to 40% for Wi-Fi access points.

Our cost of goods sold decreased $60,033, to $129,588, for the nine months ended September 30, 2006, as compared to cost of goods sold of $189,621 for the nine months ended September 30, 2005.  Our cost of goods sold decreased as a direct result of lower sales of our hardware products.

We had gross profit of $264,106 for the nine months ended September 30, 2006, which was an increase of $60,033 when compared to our gross profit for the nine months ended September 30, 2005, which was $200,507. Our increase in gross profit was attributable to higher sales of software and subscriptions. Our gross margin increased from 51% for the nine months ended March 31, 2005 to 67% for the nine months ended September 30, 2006 primarily because the percentage of our revenue attributable to hardware sales decreased, while the percentage of our revenue attributable to software subscriptions increased.

Our operating expenses increased $108,563, to $372,847 for the nine months ended September 30, 2006, as compared to operating expenses of $264,284 for the nine months ended September 30, 2005. Our operating expenses for the nine months ended September 30, 2005 included $15,050 in non cash compensation, which was not a cost for us in the nine months ended September 30, 2006. Our operating expenses for the nine months ended September 30, 2006 included $307,260 in general and administrative expenses, a $116,753 increase over general and administrative expenses of $190,507 for the nine months ended September 30, 2005; $60,895 in research and development expenses, a $3,707 increase over research and development expenses of $57,188 for the nine months ended September 30, 2005; and depreciation and amortization expense of $4,692 compared to $1,539 for the nine months ended September 30, 2005. We compensated consultants and employees with cash, and did not issue equity for compensation in the nine months ended September 30, 2006, which resulted in increases in general and administrative expenses and research and development expenses in the nine months ended September 30, 2006 versus the nine months ended September 30, 2005. The increase in general and administrative expenses also included increased payroll expenses in connection with converting consultants to employees, and increases in our advertising and public relations expenses. Other income and losses included an increase in net interest expense of $583, to $2,584 for the nine months ended September 30, 2006, as compared to interest expense of $2,001 for the nine months ended September 30, 2005. In the nine months ended September 30, 2005 we had other income of $61,000 due to a legal settlement; there was no such other income in the nine months ended September 30, 2006.

We had a net loss of $111,325 for the nine months ended September 30, 2006, which represented increase of $106,547 from our net loss for the nine months ended September 30, 2005, which was $4,778.

Liquidity and Capital Resources

We had total assets of $59,485 as of September 30, 2006, which consisted of total current assets of $41,351, which included cash of $13,399, accounts receivable of $2,472, inventory of $22,413 and prepaid expenses of $3,067. Other assets included property and equipment of $15,434, and deposit of $2,700.

We had total liabilities of $123,361 as of September 30, 2006, which consisted solely of current liabilities and included $36,836 of accounts payable, and $86,525 of accrued liabilities.  Our bank revolving line of credit had a balance of $68,698 at September 30, 2006 and is personally secured by the assets of our Directors, David LaDuke and Arthur Tyde. It has a maximum borrowing amount of $107,000, bearing interest at a variable annual rate which was 11% as of September 30, 2006.

We had a retained deficit of $1,005,881 as of September 30, 2006.

We had net cash used in operating activities of ($113,904) for the nine months ended September 30, 2006, which consisted of net loss of ($111,325), depreciation of $4,692, changes in accounts receivable of ($651), inventory of ($2,688), prepaid expenses and other current assets of $2,011, and accounts payable and accrued liabilities of ($5,943).

We had net cash used by investing activities of ($11,727) for the nine months ended September 30, 2006, which consisted solely of purchase of property and equipment of ($11,727).

We had $112,248 in net cash provided by financing activities for the nine months ended September 30, 2006, which consisted of an advance on the line of credit of $68,698 and proceeds from sale of stock of $43,550.

On January 5, 2005, we sold 810,000 shares of our Common Stock in a private offering to Twelve (12) individuals in consideration for an aggregate amount of $81,000. The price per share was $.10 in this private offering. These shares were issued in May 2005.

On April 8, 2005, we issued 150,500 shares of our Common Stock to Seven (7) individuals in consideration for consulting services provided to us in connection with software development, higher education market advisory, sales, legal advice, software development and operations.  We valued these shares at $.10 per share, $15,050 in total, by assigning a minimal value based on our limited operating history.

In May 2005, we issued 6,894,061 shares that had been committed in prior years. These shares were valued at $682,441.

As of September 30, 2006, we sold 67,000 shares of our Common Stock in consideration for an aggregate amount of $43,550. The shares were sold pursuant to our prospectus dated June 15, 2006. The price per share was $.65.

Historically, our cash has been provided by collection of sales revenues and short-term bank line of credit bearing an interest rate of 11% at September 30, 2006. The only major outstanding cash commitments as of September 30, 2006 was our debt for  legal services to DLA Piper Rudnick Gray Cary, LLC, Sputnik’s  original law firm, which is $17,337.04, and is payable upon  conclusion of the offering described in our Prospectus dated June 15, 2006. As we expand, we may need to make sizeable cash commitments to hire additional personnel and secure inventory, and the impact of this potential trend on our business is uncertain. We believe that our mix of capital resources will shift from short-term debt to equity-based financing as we become a public company, which will cause dilution of current shareholders. Because Sputnik keeps minimal inventories and receivables, the predominant component of our liquidity is our cash on hand.

Our ability to continue as a going concern is dependent upon our ability to successfully accomplish our business plans and secure additional funding sources and attaining profitable operations.  We do not have any commitments or identified sources of additional capital from third parties or from our officers, directors or majority shareholders.  Additional financing may not be available to us on favorable terms, if at all.

Accordingly, our accountants have indicated there is substantial doubt about our ability to continue as a going concern over the next twelve months. Revenues have not been sufficient to cover operating costs and to allow us to continue as a going concern.  Our poor financial condition could inhibit our ability to continue in business or achieve our business plan.

Critical Accounting Estimates

Due to the nature of our business, the majority of Sputnik’s revenue is recognized either upon shipping of product or delivery of service. Less than 2% of our overall revenue is deferred, as it is associated with annual software subscriptions, recognized over the period of the subscription. Stock for compensation is computed at fair value. Since we carry minimal inventories we do not set aside an inventory allowance. We make estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenues and expenses in the statement of operations, and the disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

Cautionary Note About Forward-Looking Statements

The information contained in this Report includes some statements that are not purely historical and that are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and as such, may involve risks and uncertainties. These forward-looking statements relate to, among other things, expectations of the business environment in which we operate, perceived opportunities in the market and statements regarding our mission and vision. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. You can generally identify forward-looking statements as statements containing the words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, but the absence of these words does not mean that a statement is not forward-looking. For example, our forward-looking statements may include statements regarding:

•	Our projected sales and profitability,
•	Our growth strategies,
•	Anticipated trends in our industry,
•	Our future financing plans, and
•	Our anticipated needs for working capital.

For a discussion of the risks, uncertainties, and assumptions that could affect our future events, developments or results, you should carefully review the “Risk Factors” set forth below. In light of these risks, uncertainties and assumptions, the future events, developments or results described by our forward-looking statements herein could turn to be materially different from those we discuss or imply.

Risk Factors

Any investment in our common stock involves a high degree of risk. Investors should carefully consider the risks described below before engaging in transactions in the Company’s common stock. The Company’s business, financial condition or results of operations could be materially adversely affected by these risks if any of them actually occur. The trading price of the Company’s common stock could decline due to any of these risks, and an investor may lose all or part of his investment.

Some of these factors have affected the Company’s financial condition and operating results in the past or are currently affecting the Company. This Quarterly Report on Form 10-QSB also contains forward-looking statements that involve risks and uncertainties. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by the Company described below.

Our poor financial condition raises substantial doubt about our ability to continue as a going concern.

We have generated a net loss for each of the past two fiscal years and had a working capital deficit of $772,331 and an accumulated deficit of $880,148 as of December 31, 2004, a working capital deficit of $7,201 and an accumulated deficit of $894,556 as of December 31, 2005, and a working capital deficit of $82,010 and an accumulated deficit of $1,005,881 as of September 30, 2006.

Our ability to continue as a going concern is dependent upon our ability to successfully accomplish our business plans and secure additional funding sources and attain profitable operations.  We do not have any commitments or identified sources of additional capital from third parties or from our officers, directors or majority shareholders. Additional financing may not be available to us on favorable terms, if at all.  The offering described in our Prospectus dated June 15, 2006 may not raise the required funding.

Accordingly, our accountants have indicated there is substantial doubt about our ability to continue as a going concern over the next twelve months. Revenues have not been sufficient to cover operating costs and to allow us to continue as a going concern.  Our poor financial condition could inhibit our ability to continue in business or achieve our business plan.

Because the Wi-Fi business is new and there are many competitors offering free services, we may not be successful and the value of our securities could become worthless.

Our market, business software for Wi-Fi networks, is new and dynamic.  Downward price pressure of managed Wi-Fi access software and services due to the proliferation of free, open unmanaged Wi-Fi networks, competition from Wi-Fi technology providers, and competition from cellular broadband alternatives could reduce our market potential.  Additionally, some new product may be developed in the future, which will supplant Wi-Fi networks and render them obsolete.  If the price of, or demand for, managed Wi-Fi access software and services is depressed downward, or Wi-Fi networks become obsolete, we could lose clients, resulting in our not having sufficient demand for our software and forcing us to discontinue its business plan. If this were to happen, the value of our securities could become worthless.

Because our software system business depends upon our intellectual property rights, which we have not taken any formal legal action to protect against third parties, our revenues may be reduced.

We have currently not taken any formal legal steps to protect important intellectual property related to our software. We anticipate we will take these further steps upon securing additional funding. If we do not take these steps, our competitors could copy our technology, which, in turn could result in our revenues being reduced.

Our management decisions are made by David LaDuke, our president and CEO; if we lose his services, our revenues could be reduced.

The success of our business is dependent upon the expertise of David LaDuke, our President and Chief Executive Officer.  Because David LaDuke, our president and CEO is essential to our operations, you must rely on his management decisions.  David LaDuke, our president and CEO will continue to control our business affairs after the filing. We have not obtained any key man life insurance relating to him. If we lose his services, we may not be able to hire and retain another president and CEO with comparable experience. As a result, the loss of his services could reduce our revenues.  We have not entered into an employment agreement with Mr. LaDuke.

Because Mr. David LaDuke, our president and CEO, controls our activities, he may block or deter actions that you might otherwise desire that we take and may cause us to act in a manner that is most beneficial to him and not to outside shareholders.

Mr. David LaDuke, our president and CEO controls approximately 60% of our common stock. As a result, he effectively controls all matters requiring director and stockholder approval, including the election of directors, the approval of significant corporate transactions, such as mergers and related party transaction. He also has the ability to block, by his ownership of our stock, an unsolicited tender offer. This concentration of ownership could have the effect of delaying, deterring or preventing a change in control of our company that you might view favorably and may cause us to act in a manner that is most beneficial to him and not to outside shareholders.

Sales of our common stock under Rule 144 could reduce the price of our stock.

As of September 30, 2006, there were 3,330,919 of our common stock held by non-affiliates and 10,250,000 shares of our common stock held by our officers and directors that Rule 144 of the Securities Act of 1933 defines as restricted securities. Of the shares currently owned by non-affiliates, 919,358 may currently be resold without restriction as they have been held two or more years. An additional 67,000 shares may currently be resold without restriction as they were shares sold pursuant to the offering described in our Prospectus dated June 15, 2006. 3,638,889 shares held by our officers and directors are eligible for resale under the price and volume limitations of Rule 144(e).

The availability for sale of substantial amounts of common stock under Rule 144 or otherwise could reduce prevailing prices for our securities.

Because the offering described in our Prospectus dated June 15, 2006 is a best efforts, self-underwritten no minimum offering, we may have less funds available that the $812,500 maximum offering amount, which may limit our ability to implement our business plan.

No commitment exists by any broker-dealers and/or agents to purchase all or any part of the shares being offered pursuant to our Prospectus dated June 15, 2006. We are selling the shares on a "best efforts, no minimum" basis. The funds available to us from the proceeds of the offering will be reduced to the extent that less than all the shares offered thereby are sold. There are no minimum purchase requirements and no arrangements to place the funds in an escrow, trust or similar account. All cleared funds will be available to us following deposit into our bank account.  Sale of less than the maximum number of shares may curtail implementation of our business plan.

Because we do not have an audit or compensation committee, shareholders will have to rely on the entire board of directors, all members of which are not independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors. Indeed, we do not have any audit or compensation committee.  These functions are performed by the board of directors as a whole.  No members of the board of directors are independent directors.  Thus, there is a potential conflict in that board members who are management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Because there is not now and may never be a public market for our common stock, shareholders may have difficulty in reselling their shares.

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future. Accordingly, our shares should be considered totally illiquid, which inhibits shareholders’ ability to resell their shares.

Item 3.    Controls and Procedures.

Evaluation of Disclosure Controls and Procedures

As of the end of the period covered by this report on Form 10-QSB, our Chief Executive Officer and our Chief Financial Officer performed an evaluation of the effectiveness of our disclosure controls and procedures as defined in Rule 13a-15(e) or Rule 15d-15(e) under the Exchange Act. Based on that evaluation, our Chief Executive Officer and our Chief Financial Officer concluded that as of the end of the period covered by this report on Form 10-QSB, our disclosure controls and procedures were effective in timely recording, processing, summarizing and reporting material information required to be included in our Exchange Act filings.

Changes in Internal Control Over Financial Reporting

There were no changes in the Company’s internal control over financial reporting that occurred during the most recent fiscal quarter that have materially affected, or are reasonably likely to materially affect, its internal control over financial reporting for that period.

PART II — OTHER INFORMATION

Item 1.    Legal Proceedings.

None.

Item 2.    Unregistered Sales of Equity Securities and Use of Proceeds.

(a)    Unregistered Sales of Equity Securities.

The Registrant did not sell any unregistered securities during the three months ended September 30, 2006.

(b)    Use of Proceeds.

On June 15, 2006, the Securities and Exchange Commission declared effective the Company's registration statement on Form SB-2 (File No. 333-126158) relating to the offer and sale of 1,250,000 shares of the Company’s common stock, at a price of $0.65 per share. The aggregate price of the offering amount registered is $812,500. As of September 30, 2006, 67,000 shares have been sold with $43,550 in aggregate proceeds, of which $10,000 was used to pay offering costs and $33,550 was used to pay down the Company’s outstanding line of credit. Sputnik has a revolving line of credit that is secured by the assets of certain stockholders. The line of credit has a maximum borrowing amount of $107,000, and an interest rate of 11%. At September 30, 2006, $68,698 was outstanding under the line of credit. To the extent amounts are outstanding, the Company may use additional proceeds from the offering to pay amounts under the line of credit. The offering has been extended for an additional 120 days, thus terminating on February 10, 2007. The offering has not terminated as of the filing of this report.

The offering is being conducted in a best efforts, no minimum, direct public offering without any involvement of underwriters or broker- dealers and the Company has not paid and will not pay commissions in connection with the sale of the shares. Since June 15, 2006 through the end of the period covered by this Report on Form 10-QSB, the Company’s offering expenses (all of which were incurred to persons other than our directors, officers or ten percent or greater stockholders) were $0.

Item 3.    Defaults Upon Senior Securities

None.

Item 4.    Submission of Matters to a Vote of Security Holders.

The Registrant did not submit any matters to a vote of its security holders during the three-months ended September 30, 2006.

Item 5.    Other Information.

Not applicable.

 SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SPUTNIK, INC.

Date: November 8, 2006	By:	/s/ David LaDuke
(Authorized Officer and Principal Executive Officer)